UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced, Patriot Coal Corporation (“Patriot”) and certain of its subsidiaries (the “Obligors”) have negotiated new collective bargaining agreements with the United Mine Workers of America (the “UMWA”).  The new collective bargaining agreements (the “New CBAs”) and a Memorandum of Understanding with the UMWA (the “MOU”) were ratified by the members of the UMWA on August 16, 2013.  On August 22, 2013 the U.S. Bankruptcy Court for the Eastern District of Missouri entered an order approving the New CBAs, the MOU and the VFA (as defined below).  On August 26, 2013, the Obligors entered into the New CBAs with an effective date of June 30, 2013, and Patriot, on behalf of itself and the Obligors, entered into the MOU and the VFA.  Together, these agreements reflect negotiated resolution of modifications to the previous collective bargaining agreements between the Obligors and the UMWA regarding UMWA-represented employees (such employees, “UMWA Employees,” and such resolution, the “1113 Settlement”) and the benefits provided to UMWA-represented retirees (such retirees, “UMWA Retirees,” and such resolution, the “1114 Settlement”).  The UMWA reserved the right to terminate the New CBAs and the MOU if certain conditions are not met.  The UMWA also delivered certain assurances to Patriot concerning the UMWA 1974 Pension Plan.

The 1113 Settlement

The following are some of the key provisions of the New CBAs and the MOU that affect UMWA Employees:

•	wage reductions to levels in place on June 1, 2012;
•	$0.50 per hour wage increases on the first day of each new year from 2015 to 2018;
•	wage reopener in 2016 to permit wage adjustments for 2017 and 2018, subject to certain limitations;
•	elimination of shift differential payments and premium overtime pay, but UMWA Employees will receive 1.5 times their regular pay for any hours worked over 40 hours per week and holidays;
•	adjustments to paid time off;
•	adjustments to work rules;
•	UMWA Employees will receive a health care plan closely matching that of Patriot non-union employees but with lower out-of-pocket maximums and without health care premiums;
•	the Obligors will contribute 3 percent of UMWA Employees’ gross wages into a 401(k) or similar plan in lieu of the obligation to provide retiree healthcare in the future; and
•	the Obligors required to participate in and contribute to the UMWA 1974 Pension Plan will continue to do so.

The 1114 Settlement

The following are some of the key provisions of the New CBAs and the MOU that affect UMWA Retirees:

•	the Obligors will continue to provide retiree healthcare benefits to UMWA Retirees through December 31, 2013, subject to certain limitations and funding requirements;
•
the UMWA has established a voluntary employees’ beneficiary association trust (the “VEBA”) which will assume the Obligor Debtors’ obligations to provide retiree benefits to the UMWA Retirees effective January 1, 2014; and

•	Patriot, on behalf of itself and the Obligors, has entered into an agreement to provide certain funding to the VEBA (the “VFA”).

The MOU

The MOU reflects certain other understandings between Patriot, the Obligors and the UMWA:

•	establishment and funding of a litigation trust by Patriot to pursue certain claims or causes of action for, or on behalf of, Patriot and certain of its subsidiaries;
•
any chapter 11 plan of reorganization filed in Patriot’s chapter 11 bankruptcy case (a “Plan”) will not conflict with or alter the New CBAs or the MOU and shall not propose or contain any involuntary release by the UMWA; and

•	provided that certain requirements are met, the UMWA will support and the VEBA will not object to or vote against the confirmation of a Plan.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President & Chief Financial Officer

Dated:  August 28, 2013